Exhibit 99.8

GAINSCO, INC.

20,365,000 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

NOMINEE HOLDER CERTIFICATION

     The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights (“Subscription Rights”) to purchase shares of common stock, par value $0.10 per share (“Common Stock”), of GAINSCO, INC. (the “Company”) pursuant to the rights offering described and provided for in the Company’s prospectus dated      , 2005 (the “Prospectus”), hereby certifies to the Company and to Continental Stock Transfer & Trust Company, as Subscription Agent for the rights offering, that the undersigned has subscribed for the number of shares of Common Stock specified below pursuant to the Subscription Right (as described in the Prospectus) on behalf of beneficial owners of Subscription Rights:

NUMBER OF SHARES
	NUMBER OF SHARES	SUBSCRIBED FOR PURSUANT
	OWNED ON RECORD DATE	TO SUBSCRIPTION PRIVILEGE
1.

2.

3.

4.

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:

Authorized Signature

Name:

(please type or print)

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

[Participant]

By:

Name:

Title:

DTC Subscription Confirmation Numbers